SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

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[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Medley Capital Corporation

(Name of Registrant as Specified In Its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION DATED     , 2019

PROXY STATEMENT OF NEXPOINT GROUP

IN CONNECTION WITH

THE SPECIAL MEETING OF STOCKHOLDERS OF

MEDLEY CAPITAL CORPORATION

TO BE HELD ON MARCH 8, 2019

This Proxy Statement is being furnished to stockholders of Medley Capital Corporation (“MCC” or the “Company”) by the NexPoint Group (as defined below) in connection with its encouragement to stockholders of the Company to vote AGAINST approval of the adoption of the Merger Agreement (as defined below) at the Special Meeting of Stockholders of the Company scheduled to be held on March 8, 2019 and at any adjournments thereof (the “Special Meeting”). The NexPoint Group consists of NexPoint Advisors, L.P. (“NexPoint”), NexPoint Advisors GP, LLC (“NexPoint Advisors GP”), Highland Global Allocation Fund (“Global Fund”), Highland Capital Management Fund Advisors, L.P. (“Highland Fund Advisors”), Strand Advisors XVI, Inc. (“Strand XVI”), Highland Select Equity Master Fund, L.P. (“Select Fund”), Highland Select Equity Fund GP, L.P. (“Select GP”), Highland Select Equity GP, LLC (“Select LLC”), Highland Capital Management, L.P. (“Highland Capital”), Strand Advisors, Inc. (“Strand”) and James D. Dondero (collectively, the “NexPoint Group”), who own, in the aggregate, 135,100 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Special Meeting is being called to consider, among other things, approval of an Agreement and Plan of Merger, dated as of August 9, 2018 (the “Merger Agreement”), by and between MCC and Sierra Income Corporation (“Sierra”), and the transactions contemplated by the Merger Agreement, including the merger of MCC with and into Sierra (the “Merger”). A condition to the consummation of the Merger is the approval of the merger of Medley Management Inc. (“MDLY”) with and into Sierra Management Inc. (“Merger Sub”), a wholly owned subsidiary of Sierra (the “MDLY Merger”) by the stockholders of MDLY and Sierra.

The Special Meeting was originally to be held on February 8, 2019, at 9:00 a.m., Eastern Time, at the offices of Eversheds Sutherland (US) LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, however, on February 8, 2019, MCC and Sierra issued a joint press release regarding the adjournment of the Special Meeting which will be reconvened on March 8, 2019. The Company has also stated in in its proxy statement/prospectus dated December 21, 2018 in respect of the Special Meeting (the “MCC Proxy Statement”) that the record date for the Special Meeting was set for December 21, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting.

The principal executive offices of MCC are located at 280 Park Avenue, 6th Floor East, New York, NY 10017.

FOR THE REASONS SET FORTH HEREIN, THE NEXPOINT GROUP URGES STOCKHOLDERS TO VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

The date of this Proxy Statement is     , 2019 and it is first being delivered to MCC stockholders by filing on or about    , 2019. No proxy or revocation card will be delivered to MCC stockholders in connection with this Proxy Statement, but the NexPoint Group may conduct solicitation of stockholders through telephone call, mail, email or press releases. The NexPoint Group will not conduct this solicitation through specially engaged employees or paid solicitors.

The cost of the solicitation will be borne by the NexPoint Group. The NexPoint Group has spent a total of $    in furtherance of the solicitation to date and anticipates a total expenditure of $    in connection with the solicitation of the security holders. The Company reported in the MCC Proxy Statement that, as of the Record Date, the Company’s outstanding voting securities consisted of 54,474,211 shares of Common Stock. Unless otherwise indicated, references herein to the percentage of outstanding shares of Common Stock owned by any person were computed based upon such number of outstanding shares. Each share of Common Stock is entitled to one vote.

WHY YOU SHOULD JUST VOTE “AGAINST”

The NexPoint Group believes that you should vote AGAINST approval of the Merger Agreement for the following reasons:

•	The proposal siphons over $100 million of cash from both the combined MCC and Sierra entity in the Merger (the “Surviving Company”) and stockholders of MCC in favor of the stockholders of MDLY;[1]

•	In the Merger, more than $75 million in cash is being paid to Messrs. Brook and Seth Taube, MDLY’s co-CEOs;

•	The Merger significantly undervalues MCC and thus dilutes MCC’s stockholders; and

•

The valuation determination in the Merger is particularly unfair to MCC stockholders because they are contributing tangible assets with audited market values at a steep discount in exchange for MDLY’s management contract contribution at an enormous premium (a questionable intangible asset that NexPoint believes is likely to drop in value precipitously post-Merger).

In summary, the Merger would enrich MDLY (particularly its co-CEOs, Messrs. Brook and Seth Taube), at the expense of MCC stockholders.

A NEW PATH FORWARD

At the 2019 Annual Meeting of MCC stockholders (the “2019 Annual Meeting”), two directors of MCC’s staggered board are set to be elected. If the Merger is not approved by stockholders, NexPoint (through an affiliate) will be prepared to nominate two independent directors who are also not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “New Directors”) at that meeting. Although the window for stockholders to nominate directors at the 2019 Annual Meeting (the “Nomination Window”) is not currently open, NexPoint believes that MCC will have to re-open the Nomination Window because MCC will not be able to hold the 2019 Annual Meeting by March 15, 2019 under applicable law.2 Pursuant to MCC’s Bylaws, if an annual meeting is held more than 30 days after the anniversary of the preceding year’s annual meeting (i.e., after March 15, 2019), then the Nomination Window re-opens.

1 NexPoint determined this value based on the following: (i) aggregate cash per share from Sierra to MDLY of $4.09 to unaffiliated MDLY stockholders and $3.79 to affiliated MDLY stockholders, as disclosed in the MCC Proxy Statement; MDLY Class A shares outstanding of 5,693,814, as disclosed in MDLY’s Form 10-Q filed November 14, 2018; plus an additional 24,839,302 MDLY shares to be issued immediately preceding the MDLY Merger, resulting in total MDLY shares of 30,533,116 eligible to receive the $4.09 per share cash to unaffiliated MDLY stockholders and $3.79 to affiliated MDLY stockholders from Sierra and total cash to MDLY stockholders of $117,428,654. The number of additional MDLY shares to be issued in connection with the MDLY Merger is found on page 237 of the MCC Proxy Statement.

2 MCC has only [18] days from the date of this Proxy Statement to hold the 2019 Annual Meeting until MCC is obligated to re-open the Nomination Window in accordance with its bylaws. Rule 14a-13 of the Securities Exchange Act of 1934 requires issuers to do a broker search at least 20 business days prior to the record date for a meeting of stockholders. MCC may try to argue that an exception to this rule would apply to the 2019 Annual Meeting, but NexPoint does not think that is the case, and believes that if the MCC board of directors took this action, it would be a clear violation of their duty of loyalty. In addition, Section 6.4 of MCC’s bylaws state that the record date for a meeting of stockholders must be not less than 10 days before a meeting of stockholders. Therefore, since MCC cannot set the record date until 20 business days after they complete the broker search, and then it has to wait ten more days before the meeting can be held, the Nomination Window will need to be re-opened.

NexPoint is committed to nominating individuals to the MCC board of directors who are truly independent directors. The New Directors will be completely independent of both MCC and NexPoint and will force the MCC board of directors to honor their fiduciary duties to stockholders.

While NexPoint remains ready, willing and able to step-in as the external investment manager of MCC, NexPoint’s preliminary focus is preventing the Merger. Once the Merger is defeated, NexPoint hopes to make changes to MCC’s board of directors so that the newly comprised MCC board of directors will act properly and in the best interest of stockholders.

DESCRIPTION OF THE MERGER

A summary containing most of the material terms of the Merger can be found in the section of the MCC Proxy Statement entitled “Special Factors”.

A brief description of the business of MCC, Sierra and MDLY can be found in the sections of the MCC Proxy Statement entitled “Business of MCC”, “Business of Sierra”, and “Business of MDLY”, respectively.

Terms of the Merger can be found in the section of the MCC Proxy Statement entitled “Description of the MCC Merger Agreement”.

The following opinions were received by outside parties in connection with the Merger and were filed with the MCC Proxy Statement: “Appendix C- Opinion of Broadhaven Capital Partners”, “Appendix D- Opinion of Sandler O’Neill & Partners, L.P.”, “Appendix E- Opinion of Barclays Capital Inc.” and “Appendix F- Opinion of Goldman Sachs & Co. LLC”.

Information regarding the background of the Merger can be found in the section of the MCC Proxy Statement entitled “Background of the Mergers”.

Selected financial data, unaudited selected pro forma consolidated financial data and unaudited pro forma consolidated per share data can be found in the sections of the MCC Proxy Statement entitled “Selected Financial and Other Data of MCC”, “Unaudited Selected Pro Forma Consolidated Financial Data“, and Unaudited Selected Pro Forma Consolidated Per Share Data”, respectively.

All other information required by Item 14 of Schedule 14A can be found in the disclosure in the MCC Proxy Statement.

WHAT CAN MCC STOCKHOLDERS DO?

VOTE AGAINST!

The NexPoint Group recommends that MCC stockholders vote AGAINST the Merger and any adjournment proposal set forth in the MCC Proxy Statement.

VOTE REQUIRED

The following vote is required for each of the two proposals to be voted on at the Special Meeting:

MCC Proposal #1: Approval of the Adoption of the Merger Agreement

MCC stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the proposal to approve the adoption of the Merger Agreement. A majority of the outstanding shares of Common Stock as of the Record Date must affirmatively vote “FOR” the proposal in order for it to be approved. Because the vote on the proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “AGAINST” the approval of the proposal.

MCC Proposal #2: Adjournment of the Special Meeting to Solicit Additional Proxies, if necessary or appropriate.

MCC stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement. A majority of the votes cast by the holders of Common Stock as of the Record Date present or represented by proxy at the Special Meeting must affirmatively vote “FOR” the proposal in order for it to be approved (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non-votes” are not considered votes cast on the adjournment proposal, and will have no effect on the vote for the proposal.

It is worth noting that MCC filed an amendment to its bylaws on February 6, 2019, two days before the originally scheduled date of the Special Meeting, granting the chairman of the board of directors the power to convene and adjourn a meeting without a stockholder vote. Nonetheless, the NexPoint Group urges MCC stockholders to vote AGAINST MCC Proposal #2.

VOTING METHODS

Whether or not you plan to attend the Special Meeting, the NexPoint Group encourages you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person, even if you have already voted by proxy. IF YOU HAVE ALREADY VOTED AND WISH TO CHANGE YOUR VOTE, PLEASE SEE THE INSTRUCTIONS BELOW UNDER THE HEADING “REVOCABILITY OF PROXIES”. A MCC stockholder may submit a proxy or vote shares of MCC Common Stock by any of the following methods:

•

By Telephone or the Internet. MCC stockholders can cause their shares of Common Stock to be voted by authorizing proxies via telephone or the Internet as instructed in the proxy card or the voting instruction form included in the MCC Proxy Statement. The telephone and Internet procedures are designed to authenticate a MCC stockholder’s identity, to allow MCC stockholders to cause their shares to be voted and to confirm that their instructions have been properly recorded.

•

By Mail. MCC stockholders who receive a paper proxy card or voting instruction form or request a paper proxy card or voting instruction form by telephone or the Internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For MCC stockholders of record, proxy cards submitted by mail must be received by the date and time of the Special Meeting. For MCC stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by such MCC stockholder’s broker, bank or other nominee for the shares of Common Stock to be voted.

•

By Attending In Person. Shares of Common Stock held in a MCC stockholder’s name as the MCC stockholder of record on the Record Date may be voted by such MCC stockholder in person at the Special Meeting. Shares of Common Stock held beneficially by a MCC stockholder in street name on the Record Date may be voted by such MCC stockholder in person at the Special Meeting only if such MCC stockholder obtains a legal proxy from the broker, bank or other nominee that holds such MCC stockholder’s shares of Common Stock giving such MCC stockholder the right to vote the shares of Common Stock and brings that proxy to the Special Meeting.

For shares of Common Stock held through a broker, bank or other nominee, a MCC stockholder may vote by submitting voting instructions to the broker, bank or nominee.

VOTING OF PROXIES

A proxy is a stockholder’s legal designation of another person to vote the stock that such stockholder owns. That other person is called a proxy. If a stockholder designates someone as a proxy in a written document, that document is also called a proxy or a proxy card. Brook Taube and Richard T. Allorto, Jr. have been designated as proxies by the MCC board of directors for the Special Meeting.

All shares of Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted in the manner specified by MCC stockholders submitting those proxies, unless validly revoked or withdrawn prior to the Special Meeting. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of each matter to be voted on at the Special Meeting. MCC stockholders may also instruct the proxy solicitor on how to cast their vote by calling the proxy solicitor or via the Internet pursuant to the instructions shown on the proxy card.

If a MCC stockholder holds shares of Common Stock in an account through a broker, bank or other institution or nominee, the institution or nominee will not vote such MCC stockholder’s shares unless such MCC stockholder provides instructions to the institution or nominee on how to vote their shares of Common Stock. These MCC stockholders should instruct their institution or nominee how to vote their shares of Common Stock by following the voting instructions provided by each institution or nominee. Such MCC stockholders may vote such shares of Common Stock at the Special Meeting only if the MCC stockholder obtains proper written authority from such institution or nominee and presents it at the Special Meeting.

DISSENTERS’ RIGHTS

MCC stockholders do not have the right to exercise dissenters’ rights with respect to any matter to be voted upon at the Special Meeting.

REVOCABILITY OF PROXIES

Any MCC stockholder of record (i.e., a MCC stockholder holding shares of Common Stock directly in such MCC stockholder’s name) submitting a valid proxy for the Special Meeting may revoke it before it is exercised by (i) submitting a later dated properly executed proxy, (ii) submitting notice of revocation to MCC in writing before or at the Special Meeting, (iii) attending the Special Meeting and voting at the Special Meeting or (iv) voting electronically. However, the mere presence at the Special Meeting by the MCC stockholder does not revoke the proxy.

If the stockholder’s shares are held in an account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Special Meeting, the MCC stockholder must contact such broker, bank or other institution or nominee to determine how to revoke the stockholder’s vote in accordance with the policies of the broker, bank or other institution or nominee a sufficient time in advance of the Special Meeting.

Unless revoked as stated above, the shares of Common Stock represented by valid proxies will be voted on all matters to be acted upon at the Special Meeting. MCC stockholders may revoke a proxy by any of these methods regardless of the method used to deliver a MCC stockholder’s previous proxy.

The NexPoint Group recommends that stockholders REVOKE any proxy that voted FOR either of the proposals to be considered at the Special Meeting and instead submit a proxy voting AGAINST both proposals. If you have already sent in a proxy, you may revoke that proxy and vote AGAINST both proposals by submitting a later dated properly executed proxy. Only your latest dated proxy will count. Stockholders have every right to change their vote.

CERTAIN INTERESTS IN THE PROPOSALS AND

WITH RESPECT TO SECURITIES OF THE COMPANY

As described above, the NexPoint Group has an interest in the rejection by the MCC stockholders of the Merger at the Special Meeting.

Certain members of the NexPoint Group hold direct or indirect interests in securities of the Company. Global Fund, a Massachusetts business trust, holds and beneficially owns 135,000 shares of Common Stock and Highland Fund Advisors, a Delaware limited partnership and the investment advisor to Global Fund, Strand XVI, a Delaware corporation and the general partner of Highland Fund Advisors, and Mr. Dondero, a United States citizen and the ultimate control person of Strand XVI, indirectly beneficially own such shares of Common Stock due to their relationship with Global Fund. Select Fund, a Bermuda limited partnership, holds and beneficially owns 100 shares of Common Stock and Select GP, a Delaware limited partnership and the general partner of Select Fund, Select LLC, a Delaware limited liability company and general partner of Select GP, Highland Capital, a Delaware limited partnership and the sole member of Select LLC and the investment advisor to Select Fund, Strand, a Delaware corporation and the general partner of Highland Capital, and Mr. Dondero, the President and ultimate control person of Strand, indirectly beneficially own such shares of Common Stock due to their relationship with Select Fund. The general partner of NexPoint is NexPoint Advisors GP. Mr. Dondero is the President and ultimate control person of NexPoint Advisors GP.

Set forth below are all purchases or sales of the Company’s securities within the past two years by members of the NexPoint Group:

Name of Entity	Purchase or Sale	Date of Transaction	Number of Shares of Common Stock Purchased or Sold
Select Fund	Purchase	1/31/19	100
Global Fund	Purchase	2/14/19	5,400
Global Fund	Purchase	2/14/19	5,461
Global Fund	Purchase	2/15/19	19,185
Global Fund	Purchase	2/19/19	16,200
Global Fund	Purchase	2/20/19	14,499
Global Fund	Purchase	2/22/19	74,255

The 100 shares of Common Stock purchased by Select Fund for an aggregate purchase price of $334, plus commission, and the 135,000 shares of Common Stock purchased by Global Fund for an aggregate purchase price of $434,571.91, plus commission, are held in margin accounts and were purchased using borrowed funds. The Common Stock directly held and/or beneficially owned by the NexPoint Group may be held in margin accounts, which may extend margin credit to members of the NexPoint Group from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies.

The principal business address of each member of the NexPoint Group is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

The principal business of Global Fund and Select Fund is making and holding investments. The principal business of Highland Fund Advisors, NexPoint and Highland Capital is acting as an investment adviser and/or manager to other persons. The principal business of Strand XVI is serving as the general partner of Highland

Fund Advisors. The principal business of NexPoint Advisors GP is serving as the general partner of NexPoint. The principal business of Strand is serving as the general partner of Highland Capital. The principal business of Select GP is serving as the general partner of Select Fund. The principal business of Select LLC is serving as the general partner of Select GP. The principal business of Mr. Dondero is serving as the President of NexPoint Advisors GP and Strand and as the ultimate control person of Strand XVI, NexPoint Advisors GP and Strand.

PRINCIPAL STOCKHOLDERS

Information regarding the principal holders of MCC Common Stock can be found in the section of the MCC Proxy Statement entitled “Control Persons and Principal Holders of MCC Common Stock”.

DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP

Information regarding stock ownership of MCC’s directors and executive officers can be found in the section of the MCC Proxy Statement entitled “Control Persons and Principal Holders of MCC Common Stock”.

INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

The information required by Item 22 of Schedule 14A can be found in the disclosure in the MCC Proxy Statement.

HOUSEHOLDING

For stockholders that receive a copy of this proxy statement by mail from the NexPoint Group, such stockholders may request additional copies of such proxy statement from the NexPoint Group if there are multiple stockholders at the same address.

CERTAIN INFORMATION REQUIRED BY APPLICABLE LAW THAT IS CONTAINED IN THE MCC PROXY STATEMENT HAS BEEN REFERENCED HEREIN. THE PARTICIPANTS WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS INCLUDED IN THE MCC PROXY STATEMENT AND TAKE NO RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION IN THE MCC PROXY STATEMENT, OTHER PUBLIC FILINGS OF THE COMPANY OR INFORMATION INCORPORATED INTO SUCH FILINGS BY REFERENCE.

Dated:             , 2019

Sincerely,

Your Fellow Stockholder

NexPoint Advisors, L.P.

By:

     Name:

     Title: